UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
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NATURE’S SUNSHINE PRODUCTS, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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NATURE’S SUNSHINE PRODUCTS, INC.

To the Shareholders of Nature’s Sunshine Products, Inc.:

In our Proxy Statement filed March 27, 2020, we stated that we intend to hold our annual meeting in person. Given the circumstances surrounding the coronavirus (COVID-19) pandemic, and in our desire to be good citizens and protect the health of our shareholders, we are filing this supplement to announce alternative arrangements for our annual meeting. We will still hold our annual meeting in person as originally stated, adhering to local protocols as directed. Because this will limit attendance, we will also use a telephone conference line, which will make the audio from the meeting available to shareholders. The conference call will be listen-only, meaning comments and questions will not be available. Details for the conference call are below. As always, we encourage you to vote your shares prior to the annual meeting.

Annual Meeting Conference Call Details

Date:   Wednesday, May 6, 2020

Time:   10:00 a.m. Mountain Time

Dial-In:   1-800-263-0877 (domestic)

1-856-344-9283 (international)

Conference ID: 3800375

Webcast:  Directly at http://public.viavid.com/index.php?id=139710 or on the Investor section of the Company’s website at www.naturessunshine.com

It is important that your shares be represented and voted. You may vote your shares by visiting the website http://www.proxyvote.com. For detailed information regarding voting instructions, please refer to the Notice Regarding the Availability of Proxy Materials you received in the mail and the section of the March 27, 2020 Proxy Statement entitled “Questions and Answers about the 2020 Annual Meeting and this Proxy Statement”.

By Order of the Board of Directors
/s/ NATHAN G. BROWER
Lehi, Utah	Nathan G. Brower
May 1, 2020	Executive Vice President, General Counsel and Secretary